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                                                                    EXHIBIT 99.1


                                  Concord (R)
                                 THE INNOVATOR


CONTACT:                   OR               LENS' INVESTOR RELATIONS COUNSEL:
CONCORD CAMERA CORP.                        THE EQUITY GROUP INC.
HARLAN PRESS                                ROBERT GOLDSTEIN  (212) 371-8660
VICE PRESIDENT AND TREASURER                DEVIN SULLIVAN    (212) 836-9608
(954) 331-4200


                  CONCORD CAMERA CORP. TO FILE FORM 12B-25 FOR
                             FISCAL 2004 FORM 10-K


HOLLYWOOD, FLORIDA - SEPTEMBER 15, 2004 - CONCORD CAMERA CORP. ("CONCORD" OR "COMPANY") (NASDAQ: LENS) today announced that it will file a Form 12b-25 with the Securities and Exchange Commission extending the Company's time to file a Form 10-K for the period ended July 3, 2004. The Form 10-K for the fiscal year ended July 3, 2004 could not be filed without unreasonable effort or expense and the subject annual report is expected to be filed on or before the 15th calendar day following the prescribed due date of September 16, 2004.

The Company's Form 10-K could not be filed within the prescribed period as a result of delays in completing the drafting and internal review of the Form 10-K for the fiscal year ended July 3, 2004 due to the recent departure of the Company's Chief Financial Officer and the effects of Hurricane Frances which recently battered South Florida.

While it is anticipated that net sales for the fiscal year ended July 3, 2004 ("Fiscal Year 2004") will be higher than net sales for the fiscal year ended June 28, 2003 ("Fiscal Year 2003"), operating results for Fiscal Year 2004 are anticipated to be significantly lower than operating results for Fiscal Year 2003 principally as a result of several of the factors impacting operating results for the third quarter of Fiscal Year 2004. As a consequence of the delays referred to above, the Company is not yet able to provide a reasonable estimate of its Fiscal Year 2004 operating results.

Concord expects to report financial results for the fourth quarter and Fiscal Year 2004 on Thursday, September 30, 2004. The Company will provide additional details regarding fourth quarter and Fiscal Year 2004 operating results at that time. The results will be released before the opening of the stock market on September 30, 2004. Management of Concord will conduct a conference call to discuss the financial results for the quarter as well as other topics at 11:00 A.M. Eastern Time on Thursday, September 30, 2004. Interested parties may participate in the call by dialing (913) 905-3159 approximately 10 minutes before the call is scheduled to begin and ask to be connected to the Concord conference call. The conference call will also be broadcast live over the Internet via the Webcast section featured on the home page of Concord's website
- www.concord-camera.com. To listen to the live call, go to the website at least 15 minutes early to register, download and install any necessary audio software. If you are unable to listen to the live call, the conference call will be archived and can be accessed on Concord's website for approximately 5 business days. A copy of the earnings release will be available on the same website, by going to the Investor Relations page and clicking on the "Press Releases" link.

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ABOUT CONCORD CAMERA CORP.

Concord Camera Corp. is a global developer, designer, manufacturer and marketer of high quality, popularly priced, digital, instant, Advanced Photo System (APS) and 35mm cameras. Concord markets its cameras worldwide under the trademarks POLAROID, JENOPTIK, CONCORD and CONCORD EYE Q through direct sales offices in the United States, Canada, Germany, Hong Kong, the United Kingdom, France and Japan and through independent sales agents. Products manufactured by Concord are manufactured in its vertically integrated manufacturing facilities in the People's Republic of China. The POLAROID trademark is owned by Polaroid Corporation and is used by Concord under license from Polaroid. The JENOPTIK trademark is owned by Jenoptik AG and is used by Concord under license from Jenoptik AG. CONCORD and CONCORD EYE Q are trademarks and/or registered trademarks of Concord Camera Corp. in the United States and/or other countries.


Except for the historical matters contained herein, statements in this press release are forward-looking and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Investors are cautioned that forward-looking statements, including the statements regarding anticipated or expected results and the future introduction of new products, involve risks and uncertainties which may affect the Company's business and prospects, including the risks discussed under "Risk Factors" in the Company's Annual Report on Form 10-K for the fiscal year ended June 28, 2003 and subsequently filed reports. Any forward-looking statements contained in this press release represent our estimates only as of the date hereof, or as of such earlier dates as are indicated, and should not be relied upon as representing our estimates as of any subsequent date. While we may elect to update forward-looking statements at some point in the future, we specifically disclaim any obligation to do so, even if our estimates change.

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